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                                                                    EXHIBIT 23.3


                                    CONSENT
                                    -------



        Reference is made to the Registration Statement on Form S-1 (Registration No. 333-22923) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on March 7, 1997 by Information Management Associates, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of up to 5,175,000 shares of common stock, no par value, of the Company.

        In connection with the filing of the Registration Statement, and any amendments or supplements filed with the Commission thereto, as an independent marketing research firm, the undersigned hereby irrevocably consents to the reference of our name and the use of our May 1996 research report (and the information contained in such research report) in the Registration Statement and any amendments or supplements thereto.


                                       Dated:  April 9, 1997

                                       ABERDEEN GROUP, INC.


                                       /s/ J. Christopher Pavlic
                                       ------------------------------
                                       By:  J. Christopher Pavlic
                                       Its: Senior Research Analyst
                                            Aberdeen Group, Inc.